                                                             Exhibit - (d)(1)(i)

[ING FUNDS LOGO]



December 28, 2005


Todd Modic
Senior Vice President
ING Investments, LLC
7337 E. Doubletree Ranch Road
Scottsdale, AZ 85258

Dear Mr. Modic:

     Pursuant to the Second Amended and Restated Investment Management Agreement dated February 1, 2005, between ING Equity Trust and ING Investments, LLC (the "Agreement") we hereby notify you of our intention to retain you as Manager to render investment advisory services to ING Fundamental Research Fund and ING Opportunistic LargeCap Fund, two newly established series of ING Equity Trust (the "Funds"), effective December 28, 2005, upon all of the terms and conditions set forth in the Agreement. Upon your acceptance, the Agreement will be modified to give effect to the foregoing by adding the above-mentioned Funds to AMENDED SCHEDULE A of the Agreement. The AMENDED SCHEDULE A, with the annual investment management fee indicated for the Funds, is attached hereto.

     Please signify your acceptance to act as Manager under the Agreement with respect to the aforementioned Funds.


                                        Very sincerely,

                                        /s/ Robert S. Naka

                                        Robert S. Naka
                                        Senior Vice President
                                        ING Equity Trust


ACCEPTED AND AGREED TO:
ING Investments, LLC



By: /s/ Todd Modic
   -------------------------
   Todd Modic
   Senior Vice President






7337 E. Doubletree Ranch Rd.       Tel: 480-477-3000            ING Equity Trust
Scottsdale, AZ 85258-2034          Fax: 480-477-2700
                                   www.ingfunds.com

                               AMENDED SCHEDULE A
                              WITH RESPECT TO THE

                          SECOND AMENDED AND RESTATED
                        INVESTMENT MANAGEMENT AGREEMENT

                                    BETWEEN

                                ING EQUITY TRUST

                                      AND

                              ING INVESTMENTS, LLC



                                        ANNUAL INVESTMENT MANAGEMENT FEE
          SERIES                   (as a percentage of average daily net assets)

ING Disciplined LargeCap Fund                           0.70%

ING Fundamental Research Fund         0.70% on first $500 million of assets
                                      0.65% on next $500 million of assets
                                                 0.60% thereafter

ING LargeCap Value Fund               0.90% on first $50 million of assets
                                      0.85% on next $450 million of assets
                                                 0.80% thereafter

ING MidCap Opportunities Fund         1.00% on first $500 million of assets
                                                 0.90% thereafter

ING MidCap Value Choice Fund                          1.00%

ING MidCap Value Fund                 1.00% on first $50 million of assets
                                                 0.90% thereafter

ING Opportunistic LargeCap Fun        0.70% on first $500 million of assets
                                      0.65% on next $500 million of assets
                                                 0.60% thereafter

ING Real Estate Fund                                    0.70%

ING SmallCap Opportunities Fund       1.00% on the first $100 million of assets
                                      0.90% on the next $150 million of assets
                                      0.80% on the next $250 million of assets
                                      0.75% of assets in excess of $500 million




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

                                        ANNUAL INVESTMENT MANAGEMENT FEE
          SERIES                   (as a percentage of average daily net assets)

ING SmallCap Value Choice Fund                         1.00%

ING SmallCap Value Fund                 1.00% on first $50 million of assets
                                                  0.90% thereafter


























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